Exhibit 10.2

STONE ENERGY CORPORATION
RETENTION AWARD AGREEMENT
This Stone Energy Corporation Retention Award Agreement (the “Agreement”) is by and between Stone Energy Corporation, a Delaware corporation (the “Company”), and _____________ (the “Employee”).

WHEREAS, the Company considers it to be in the best interests of its stockholders to encourage the continued employment of the Employee;

WHEREAS, in furtherance of that goal, the Company wishes to provide an additional financial incentive for the Employee to remain an employee of the Company due to the uncertainty that exists as the Company evaluates its strategic alternatives, including the possibility of the occurrence of a Change in Control (as defined herein); and

WHEREAS, Employee desires to accept the Retention Award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.    Purpose. The purpose of this Agreement is to provide a financial incentive for the Employee to remain in the employ of the Company.
2.    Definitions. The following terms when used herein shall have the meanings set forth below or as otherwise defined in this Agreement, unless the context clearly indicates to the contrary. Any capitalized term used in this Agreement but not defined in the Agreement shall have the meaning given such term under the Stone Energy Corporation Severance Plan applicable to Employee (the “Plan”).
(a)     “Change in Control” means the consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, share exchange, share purchase, consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, immediately following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the outstanding equity securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of equity securities (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the

Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination.
(b)    “Employee’s Annual Pay” means the Employee’s annual rate of base salary in effect as of the date of this Agreement.
(c)    “Good Reason” for termination by the Employee of the Employee’s employment shall mean the occurrence (without the Employee’s express written consent), but only following the Effective Date, of any one of the following acts by the Company:
(i)    a material reduction in the Employee’s annual base salary;
(ii)    a material diminution in the authority, duties or responsibilities of the Employee; provided that a change resulting from the Company’s no longer being a public company shall not be a basis for a Good Reason termination; or
(iii)    a requirement that the Employee transfer to a work location that is more than fifty (50) miles from such Employee’s principal work location and that materially increases Participant’s commute.
(d)    “Payment Eligible Termination” means termination of the Employee’s employment with the Company due to death, by the Company without Cause (including due to Employee’s disability) or by the Employee for Good Reason.
(e)    “Retention Award” means an amount in cash that is equal to [fifty (50%)][twenty-five (25%)] percent of the Employee’s Annual Pay.

3.    Retention Award.

(a)    Award. The Employee is hereby awarded a Retention Award subject to the terms and condition of this Agreement.
(b)    Vesting. The Retention Award will become fully vested the earliest of (A) the first anniversary of the Effective Date; (B) the occurrence of a Change in Control; or (C) a Payment Eligible Termination.
(c)    Payment. The Retention Award shall be paid in a lump sum cash payment to the Employee (or in the event of death, to the Employee’s estate or designated beneficiary), less applicable withholding, within 30 days following the date the Retention Award became vested.
(d)    Withholding. The Company shall withhold any and all taxes from payment of the Retention Award as may be required by applicable law.

(e)    Forfeiture. In the event the Employee’s employment with the Company is terminated by the Company for Cause or by the Employee due to a resignation without Good Reason, the Retention Award will be forfeited and will not be paid to the Employee.

4.    Administration. This Agreement and payment of the Retention Award shall be administered and interpreted by the Committee in its sole discretion. Any determination by the Committee pursuant to this Agreement will be final and binding on the Employee or any person receiving benefits through the Employee.

5.    Not a Contract of Employment. This Agreement is not an employment contract for any definite period of time. This Agreement shall have no effect whatsoever on the at-will employment relationship between the Employee and the Company. Nothing herein shall be deemed to give the Employee the right to be retained in the employ of the Company or to restrict the right of the Company to discharge the Employee at any time and for any reason, with or without cause or notice. Nothing herein shall be deemed to give the Company the right to require the Employee to remain in the employ of the Company or to restrict the Employee’s right to terminate employment at any time. This Agreement is a bonus-retention plan and, as such, does not constitute an arrangement subject to the Employee Retirement Income Security Act of 1974, as amended. This Agreement shall not give the Employee any security or other interest in any assets of the Company; rather the Employee’s right to the Retention Award provided under this Agreement shall be that of a general unsecured creditor of the Company.

6.    Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.    Choice of Law. This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Louisiana, without reference to principles of conflict of laws, and, when applicable, the laws of the United States.

8.    Entire Arrangement. This Agreement constitutes the entire arrangement relating to the Retention Award. Any previous agreement with respect to this matter is superseded by this Agreement. No term, provision or condition of this Agreement may be modified in any respect except by a writing executed by both of the parties hereto. No person has any authority to make any representation or promise not set forth in this Agreement. This Agreement has not been executed in reliance upon any representation or promise except those contained herein.

9.    Acknowledgment of Terms. The Employee acknowledges that he or she has carefully read this Agreement; that he or she has had the opportunity for review of it by an attorney of his or her choosing; that he or she fully understands its final and binding effect; that the only promises or representations made to him or her to sign this Agreement are those stated herein; and that he or she is signing this Agreement voluntarily.

10.    Assignment. The Employee may not assign his rights or obligations under this Agreement to any other party without first obtaining the written consent of the Company or its successors.

11.    Waiver Under Agreement. The failure of the Company or the Employee to enforce or require timely compliance with any term or provision of this Agreement shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall such a failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Agreement.

12.    Successors. This Agreement shall be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

13.    Amendment. This Agreement may not be amended unless agreed between the Company and the Employee in writing.

14.    Section 409A. The parties intend that any compensation, benefits and other amounts payable or provided to the Employee under this Agreement be paid or provided in compliance with Section 409A of the Code, and all regulations, guidance and other interpretative authority issued thereunder (collectively, “Section 409A”) such that there will be no adverse tax consequences, interest or penalties for the Employee under Section 409A as a result of the payments and benefits so paid or provided to the Employee. The parties agree to modify this Agreement, or the timing (but not the amount) of the payment hereunder of severance or other compensation, or both, to the extent necessary to avoid the applicability of or to comply with Section 409A, to the extent permissible under Section 409A. In no event shall the Company be liable for any tax, interest or penalty that may be imposed on the Employee by Section 409A or any damages for failing to comply with Section 409A. If (a) any payment or benefit provided to Employee in connection with the termination of Employee’s employment is determined, in whole or in part, to constitute

“nonqualified deferred compensation” within the meaning of Section 409A, and (b) Employee is a “specified employee” as defined in Section 409A, notwithstanding anything to the contrary herein, no part of such payments will be paid or provided before the day that is six months plus one day after the Employee’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h)), or, if earlier, the first payroll date following the Employee’s death.

15.    Headings. The headings of the Sections herein are included solely for convenience. If the headings and the text of this Agreement conflict, the text shall control.

EXECUTED as of the ____ day of July, 2017 (the “Effective Date”).

STONE ENERGY CORPORATION

By:     _______________________________
Name:    ______________________________

EMPLOYEE
_________________________________________
Printed Name: _____________________________